Exhibit 10.15

          The Document of Jiaozuo Foreign Trade and Economy Cooperation
                                     Bureau

            The Reply about Building "Qinyang Yi Wan Hotel Co., Ltd."

                    Jiao Wai Jing Mao Hang Zi (2002) No. 0019

                                                         Issued by: Han Shijiang

To Qinyang Planning Commission,

Your document of (2001) No.54 and relative documents have been received and carefully examined. Our reply is as follows:

     1.   It is approved that Qinyang Hotel (Party A) and Yi Wan Group, Inc.of
          America (Party B) cooperate with each other to set the regulations and rules for "Qinyang Yi Wan Hotel Co., Ltd." and a certificate is
          issued.Its number is Wai Jing Mao Yu fu Jiao Zi Zi (2002) No.0007.

     2.   It has been verified that the total investment sum is RMB20,000,000 yuan and the registered capital is RMB20,000,000yuan.
          Among it, the sum Party A offers is RMB4,000,000yuan that takes up 20%
          of the capital. The sum Party B offers is RMB16,000,000yuan that takes up 80% of the capital. Both parties should offer the sum they should pay in time according to the payment way the contract sets.Otherwise, they will be punished according to our country's relative regulations.

     3.   The verified business scope: board, lodging and other items concerning hotel service.

     4.   It is agreed that the members of the board of directors are: Mr. Cheng
          Wanming--chairman of the board, Mr.Guo Ruxing--vice chairman of the board, Mr.Chang Jufeng, Mr.Chen Hong and Ms.Liu Hua--members of the board.

     5.   The verified cooperative period is 30 years.

     6.   Our country's relative rules should be followed when some material objects are needed to be imported for business operation.

     7.   After the company is built, please present reports of verifying funds and forms for reporting statistics.

     8.   Please handle the procedure of the registration and put on record as soon as possible.

Jiaozuo Foreign Trade and Economy Cooperation Bureau

June 3,2002
(Seal)

Key words: Enterprise, Set, Reply

Presented to: Henan People's Government, Henan Foreign Economic Trade Ministry,
     Henan Foreign Economic Trade  Department, Henan Commercial and Industrial
     Bureau, Henan Tax Bureau, Zhenzhou Customs, Jiaozuo Municipal Government

Sent to: Relative working units of Jiaozuo City, Qinyang People's Government,
     Jiaozuo Foreign Administrative Bureau, Financial Departments, Jiaozuo
     Foreign Capital Department, Three copies on record

The Administrative Service Center of Jiaozuo Foreign Trade and Economy
Cooperation Bureau

Issued on June 3,2002

(22 copies in total)